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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Somanetics Corporation on Form S-3 (File No. 333-59376) and Form S-8 (File No. 33-93538, 33-41453, 33-48646, 33-77080, 333-4620, 333-31753, 333-59547,
333-80071, 333-36836, 333-62574, 333-92368 and 333-107875) of our report dated
February 11, 2005 (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 2004.

/s/ Deloitte and Touche LLP
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Detroit, Michigan

February 22, 2005